UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2008
FX REAL ESTATE AND ENTERTAINMENT INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-33902 (Commission File Number)	36-4612924 (I.R.S. Employer Identification No.)

650 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if
Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
As previously described in the Company’s Current Report on Form 8-K, filed with the Commission on January 10, 2008, Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P. (collectively, “Huff”) entered into to certain investment agreements, pursuant to which Mr. Sillerman agreed to exercise rights he received in the Company’s pending rights offering, and Mr. Sillerman and Huff agreed to purchase shares of the Company’s common stock that are not otherwise subscribed for in the Company’s pending rights offering, if any, at the same $10 per share price offered in the rights offering. On March 31, 2008, the investment agreement between the Company and Huff was amended to enable Huff to exercise certain of the rights it has received in the rights offering without increasing Huff’s overall obligation under the agreement as described below. The total maximum number of shares to be purchased by Huff has not been increased or decreased by this amendment. The investment agreement was further amended to increase the commitment fee payable by the Company to Huff to $715,000 from $500,000.
Pursuant and subject to the terms of the Company’s investment agreement with Huff, as amended, Huff is obligated, at the option of the Company, to purchase (i) the first $15 million of shares (1.5 million shares at $10 per share) that are not subscribed for in the rights offering less the aggregate purchase price paid by Huff for shares upon exercise of its own rights in the rights offering (the “Initial Tranche”), and (ii) 50% of any other unsubscribed shares, up to a total investment of $40 million; provided, however, Huff is not obligated to purchase any shares beyond the Initial Tranche in the event that Mr. Sillerman does not purchase an equal number of shares at the $10 price per share.
Other than the changes related to Huff’s exercise of its own rights and the increase in Huff’s commitment fee, the remainder of the investment agreement remains materially unchanged.
The foregoing description of the amendment to the Company’s investment agreement with Huff is not complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed herewith as Exhibit 99.2 and incorporated herein by reference.
On April 1, 2008, Huff exercised certain of the rights it received in the Company’s pending rights offering, resulting in its purchase of approximately 1.15 million shares of FXRE common stock at a price of $10 per share and the Company’s receipt of gross proceeds of approximately $11.5 million.
A registration statement for the rights and the shares of FXRE common stock underlying the rights has been filed with and declared effective by the Securities and Exchange Commission. A copy of the final prospectus from the registration statement and additional material relating to the rights offering were mailed on or about March 11, 2008, to stockholders of record as of March 6, 2008. The rights offering expires at 5:00 p.m., New York City time, on April 11, 2008, unless extended by the Company.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of FX Real Estate and Entertainment Inc. dated April 1, 2008

99.2	First Amendment to Investment Agreement, dated as of March 31, 2008, by and between FX Real Estate and Entertainment Inc and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FX REAL ESTATE AND ENTERTAINMENT INC.
By:	/s/ Mitchell J. Nelson
	Name:	Mitchell J. Nelson
	Title:	Executive Vice President, General Counsel and Secretary

DATE: April 1, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of FX Real Estate and Entertainment Inc. dated April 1, 2008

99.2	First Amendment to Investment Agreement, dated as of March 31, 2008, by and between FX Real Estate and Entertainment Inc and The Huff Alternative Fund, L.P. and The Huff Alternative Parallel Fund, L.P.